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                                                                   EXHIBIT 10.34

                                 PROMISSORY NOTE

$531,299.00                                                        April 9, 1997


      FOR VALUE RECEIVED, the undersigned Douglas B. Hauff ("Borrower") does hereby promise to pay to the order of Gargoyles, Inc. ("Gargoyles"), in lawful money of the United States of America, the principal sum of Five Hundred Thirty-One Thousand Two Hundred Ninety Nine Dollars ($531,299) together with interest thereon from the date hereof until paid in full as stated herein.

      1. Interest Rate. The outstanding principal balance of this Note shall bear interest at a rate equal to 5.75% per annum.

      2. Maturity. The entire principal balance of this Note, plus all accrued and unpaid interest, and all other amounts owing hereunder, shall be due and payable in full on February 15, 1999.

      3. Application of Bonuses and Other Payments; Prepayment. So long as this Note remains unpaid, any bonus compensation awarded by Gargoyles to Borrower shall be applied first to repayment of this Note. Each payment hereunder shall be applied first to any charges or unpaid amounts due hereunder, second to the payment of interest then accrued on the unpaid balance under this Note, and the remainder, if any, shall be applied to the reduction of principal. This Note may be prepaid in whole or in part at any time or times with no prepayment penalty or additional cost of any kind. Upon payment in full of the principal and accrued interest thereon, this Note shall be canceled, and shall be of no further force or effect, and shall be returned to Borrower.

      4. Default; Default Interest Rate. This Note shall be in default if Borrower fails to pay this Note when due or fails to pay or perform any of his obligations hereunder. If a default occurs, the holder of this Note shall be entitled to declare the entire unpaid principal balance and all accrued and unpaid interest thereon immediately due and payable and may proceed to protect and enforce its rights either by suit in equity and/or law or any other appropriate proceedings, whether for the specific performance of any covenant or agreement contained in this Note. After such default the principal balance shall bear interest at a rate per annum of eighteen percent (18%) until the default is cured.

      5.    Attorneys' Fees and Costs. If a default occurs hereunder and this
Note is placed in the hands of an attorney for collection of any amount called for herein, Borrower shall be liable for all costs of collection, including without limitation reasonable attorneys fees and costs.

      6. Rights Cumulative. The rights and remedies of the holder of this Note and any instrument


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securing payment hereof, or any other funds, property or security held by the holder for the payment hereof or otherwise at the sole discretion of the holder. The failure to exercise any such right or remedy shall in no event be construed as a waiver of release of said rights to remedies or of the rights to exercise them at any later time.

      7. Applicable Law. This Note shall be construed according to the law of the state of Washington.

      ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

      IN WITNESS WHEREOF, the undersigned has caused this Note to be executed as of the date first written above.


 /s/ DOUGLAS B. HAUFF
---------------------------
Douglas B. Hauff


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